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                                                                   EXHIBIT 10.53


                              TERMINATION AGREEMENT
                              ---------------------

         This Termination Agreement (this "Agreement") is made and entered into as of this 8th day of March, 1999 by and between TECHNICLONE CORPORATION, a Delaware corporation having its principal place of business at 14282 Franklin Avenue, Tustin, California 92780, a successor in interest to Techniclone International Corporation, a California corporation (hereinafter, "Techniclone") and BIOTECHNOLOGY DEVELOPMENT, LTD., a Nevada limited partnership having its principal place of business at 222 South Rainbow, Suite 218, Las Vegas, Nevada 89128. (hereinafter "BTD").

                                    RECITALS

         A. Techniclone and BTD have entered into a Distribution Agreement dated as of February 29, 1996 (the "Distribution Agreement"), an Option Agreement dated February 29, 1996 and an Option Agreement dated October 23, 1998, as amended (collectively, the "BTD/Techniclone Agreements").

         B. Techniclone and BTD believe that it is in their respective best interests to terminate all of the BTD/Techniclone Agreements and to enter into this Agreement for the return to Techniclone of all distribution rights with respect to the Product(s), the Patent and Antibodies (as such terms are defined in the Distribution Agreement), as described in the BTD/Techniclone Agreements.

         NOW, THEREFORE, in consideration of the foregoing premises, the following promises, covenants and agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the BTD/Techniclone Agreements.

         2. TERMINATION. Techniclone and BTD hereby terminate the BTD/Techniclone Agreements effective as of the date first set forth above. Accordingly, BTD's rights with respect to the Product(s), the Patent and Antibodies are hereby terminated, and Techniclone accordingly shall resume ownership and control of same. Except as set forth in this Agreement, notwithstanding anything to the contrary in any of the BTD/Techniclone Agreements, the parties agree that no rights or obligations will survive the termination of the BTD/Techniclone Agreements (other than any rights BTD may have under applicable law as a stockholder of Techniclone or any rights to acquire securities of Techniclone granted to BTD in connection with such agreements).

         3. CONSIDERATION FOR TERMINATION. For, and in consideration of, the termination of BTD's rights as described in Section 2 and for the return to Techniclone of all distribution rights with respect to the Product(s), the Patent and Antibodies (as such terms are defined in the Distribution Agreement), as described in the BTD/Techniclone Agreements, Techniclone shall:


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                  (a) execute and deliver to BTD a Secured Promissory Note in the form of EXHIBIT A hereto and a Security Agreement in the form of EXHIBIT B hereto;

                  (b) execute and deliver to BTD a Warrant Certificate evidencing BTD's right to purchase up to One Million (1,000,000) shares of Common Stock of Techniclone at an exercise price of five dollars ($5.00) per share, exercisable for a period of five (5) years from the date hereof;

                  (c) execute and deliver to BTD a Warrant Certificate evidencing BTD's right to purchase up to Three Million Seven Hundred Thousand (3,700,000) shares of Common Stock of Techniclone at an exercise price of three dollars ($3.00) per share, exercisable for a period of three (3) years from the date hereof; and

                  (d) issue and deliver to BTD a stock certificate registered in the name of BTD evidencing BTD's ownership of One Million Two Hundred Thousand Dollars ($1,200,000) in value of shares of Common Stock of Techniclone, which shares will be issued based on a value per share equal to 90% of the Market Price thereof (for purposes of this Agreement, said "Market Price" shall mean the lowest closing bid price during the 10 trading day period ending on the date which is 30 days following the date hereof).

         4. CONFIDENTIALITY. Except as required by the Securities and Exchange Commission or other regulatory agency, and except for any disclosures that may reasonably be required in connection with negotiations between Techniclone and pharmaceutical companies or other entities with respect to the license or distribution of the Product, the Patent or Antibodies or as otherwise contemplated herein, BTD and Techniclone shall keep the contents of this Agreement confidential and shall not disclose its terms to any third party. Except as otherwise provided herein, neither Techniclone nor BTD shall use or disclose, directly or indirectly, any of the information of the other party transferred during the term of this BTD/Techniclone Agreements or during this Agreement, except as may be necessary to enable the parties to perform their obligations under this Agreement. Without limiting the foregoing, the parties may disclose such information to its officers, employees and agents, to authorized licensees and sublicensees and to subcontractors to the extent necessary to enable such parties to perform their obligations hereunder or under the applicable agreement. The provisions of this Section shall not apply to any such information with (i) is known to the receiving party at the time of disclosure or independently developed by the receiving party and document by written records; (ii) information disclosed to the receiving party by a third party which has a lawful right to make such disclosure; or (iii) information which is or becomes lawfully patented, published or otherwise part of the public domain without the breach of any obligation of confidentiality. The parties agree that they would be severely and irreparably injured by a breach of this
Section 4 and that the full amount of injury resulting from any such breach would be difficult to estimate. In the event of any breach of this Section 4, the non-breaching party shall be entitled, without posting bond or proving damages, to equitable relief, including injunctive relief and specific performance. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.


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         5. REGISTRATION OF SHARES. The Company shall within nine (9) months of the date hereof file a registration statement or registration statements covering the shares of Common Stock of the Company which are issued to BTD pursuant to Section 3(d) hereof and the shares of Common Stock issuable upon exercise of the warrants issued to BTD pursuant to Section 3(b) and Section 3(c) thereof, and shall use its reasonable best efforts to cause such registration statement or registration statements to be declared effective by the Securities and Exchange Commission as soon as practicable after filing.

         6. INDEMNITY. The parties will indemnify, defend and hold each other harmless against any and all losses, damages, liabilities, including reasonable attorneys' fees, and costs which arise out of claims concerning the performance of their respective obligations under this Agreement. The party seeking indemnity shall promptly notify the indemnifying party, and the indemnifying party shall assume its defense and settlement at its sole cost and expense.

         7. TERM AND TERMINATION. Either party may terminate this Agreement upon sixty (60) days prior written notice to the other party upon the material breach by such other party of any of its obligations under this Agreement, provided that such termination shall become effective only if the breaching party fails to remedy or cure the breach within such sixty-day period. Termination of this Agreement shall not relieve or release either party from obligations which have accrued as of the date of termination, or from making any payments which may otherwise be owning to the other party under the terms of this Agreement.

         8. MISCELLANEOUS. The failure by either party to exercise or enforce any rights under this Agreement shall not be deemed to be a waiver of any such rights, nor shall any single or partial exercise of any right, power or privilege, or further exercise thereof, operate so as to bar the exercise or enforcement thereof at any later time. The waiver by either party of any breach of any of the terms of this Agreement by the other shall not be deemed to be a waiver of any other breach of this Agreement. If any part or provision of this Agreement is prohibited or rendered void or unenforceable, the validity or enforceability of this Agreement as a whole or of any other part of this Agreement shall not be affected thereby; however, if this results in a material alteration to the terms and conditions of this Agreement, the parties will renegotiate the terms and conditions hereof to resolve any inequities. Techniclone and BTD are independent parties, and nothing herein shall be construed to deem them partners or joint venturers, or to make either party liable for any of the debts or obligations of the other party. Neither party shall have the right to bind the other with respect to any contract or any other obligation whatsoever. This Agreement is to be read and construed in accordance with, and governed by, California law.


                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TECHNICLONE CORPORATION                     BIOTECHNOLOGY DEVELOPMENT, LTD.

By: \S\  LARRY O. BYMASTER                  By:  \S\  EDWARD J. LEGERE
   ----------------------------------          ---------------------------------
   Larry O. Bymaster, President                Edward J. Legere, General Partner




























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                                    EXHIBIT A

                         FORM OF SECURED PROMISSORY NOTE
                         -------------------------------

(filed as Exhibit 10.54 to the Annual Report on Form 10-K for the year ended April 30, 1999 and incorporated herein by this reference)




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                                    EXHIBIT B

                           FORM OF SECURITY AGREEMENT
                           --------------------------

(filed as Exhibit 10.55 to the Annual Report on Form 10-K for the year ended April 30, 1999 and incorporated herein by this reference)